UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2023

FFBW, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39182	37-1962248
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1360 South Moorland Road, Brookfield, Wisconsin	53005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (262) 542-4448

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FFBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2023, FFBW, Inc. (the “Company") notified The Nasdaq Stock Market, LLC (“Nasdaq”) of its intent to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about February 13, 2023 to effect the voluntary delisting of the Company’s common stock from Nasdaq.  The Company expects the delisting to be effective on or about February 13, 2023.  The Company expects its common stock to be quoted on the OTCQX Market beginning on or about February 14, 2023.

Item 7.01 Regulation FD Disclosure.

Upon delisting from Nasdaq as set forth in Item 3.01 above, the Company intends to file a Form 15 with the SEC on or about February 23, 2023, to deregister its common stock under the Securities and Exchange Act of 1934 (the “Exchange Act”).  The Company’s obligation to file periodic reports under the Exchange Act will be suspended immediately upon the filing of the Form 15.

On January 31, 2023, the Company issued a press release regarding the matters disclosed in Item 3.01 above and in this Item 7.01.  A copy of the press release is furnished as an exhibit hereto and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press release dated January 31, 2023
	104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FFBW, INC.

DATE: January 31, 2023	By: /s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer